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                         [BLACKMAN KALLICK LETTERHEAD]

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated February 15, 2000, relating to the financial statements of Liquor.com, Inc. We also consent to the reference to our firm under the caption "Experts" in the prospectus.

                                      /s/ Blackman Kallick Bartelstein LLP
                                      Blackman Kallick Bartelstein LLP


Chicago, Illinois
August 7, 2000